Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-13511, No. 333-136984, No. 333-184334, No. 333-184336, No. 333-212065, No. 333-217794, No. 333-255909, No. 333-255910 and No. 333-265149) of Universal Stainless & Alloy Products, Inc. of our report dated February 24, 2023, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Universal Stainless & Alloy Products, Inc., which appears in this Form 10-K.

/s/ Schneider Downs & Co., Inc.
Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
March 29, 2024